                                                                    EXHIBIT 3.18

                           CERTIFICATE OF DESIGNATION
                                       OF
                      THE SERIES A CONVERTIBLE REDEEMABLE
                                PREFERRED STOCK
                                       OF
                                  BRYLANE INC.

                              ------------------

          Brylane Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), hereby certifies that the following resolutions were adopted as of December 9, 1996 by the Board of Directors of the
Corporation:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 1,000,000 shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 75,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

          Section 1.  Designation of Amount.  The shares of such series shall be
                      ---------------------
designated as "Series A Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 75,000 shares. The par value of the Series A Preferred Stock shall be $.01 per share.

          Section 2.  Dividends.
                      ---------

          The holders of shares of the Series A Preferred Stock will not be entitled to receive dividends payable in cash or property (other than such stock dividends, reclassifications or splits with respect to the Series A Preferred Stock as may be declared by the Board of Directors in its sole discretion).

          Section 3.  Redemption at Corporation's Option.
                      ----------------------------------

          (a) The shares of the Series A Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time with respect to shares of Series A Preferred Stock that will always be Unvested Shares (as defined in Section 8(a)), subject to the limitations set forth below, at a redemption price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits), upon giving notice as provided below. It is the intent of this provision that redemption not be permitted with respect to shares of Series A Preferred Stock that may, in the future, vest in accordance with
Section 8.

          (b) Subject to the foregoing, the number of shares to be redeemed shall be determined by the Board of Directors in its sole discretion. Redemption shall be on a pro rata basis among all holders of Unvested Shares of Series A Preferred Stock.

          (c) At least 10 days but not more than 30 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the dated fixed for redemption thereof (an "Optional Redemption Date"), and calling upon such holder to surrender to the Corporation on the Optional Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Optional Redemption Date each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the case that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Optional Redemption Date, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares (without interest) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (d) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 3 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 4.  Redemption at Holder's Option.
                      -----------------------------

          (a) At the request of the holder thereof, subject to Section 4(b), the Corporation shall, to the extent permitted by law and from funds legally available therefor, redeem at the redemption price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits) any Vested Share (as defined in Section 8(a)) of Series A Preferred Stock on the third anniversary of the closing of transactions contemplated by that certain Asset Purchase Agreement dated October 18, 1996 among TJX Companies, Inc., Chadwick's, Inc. and Brylane, L.P. (the "Closing Date"); provided that no request for redemption under this Section 4 may be made after 4:30 p.m. New York City time on the date that is the third anniversary of the Closing Date. Each holder of Vested Shares of the Series A Preferred Stock to be redeemed

                                       2.

shall present and surrender his certificate or certificates for such shares to the Corporation at the time the request for redemption is made and, subject to
Section 4(b), promptly after the third anniversary of the Closing Date the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled (the date of any such payment being the "Mandatory Redemption Date"). From and after the date that is the third anniversary of the Closing Date, all rights of the holder of Series A Preferred Stock requesting redemption as a stockholder of the Corporation, except the right to receive the redemption price (without interest) of such shares upon the surrender of certificates representing the same, shall cease and terminate with respect to the shares for which redemption has been requested and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (b) If, on the Mandatory Redemption Date, the funds of the Corporation legally available for such redemption shall be insufficient to redeem all Vested Shares required to be redeemed, funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding Vested Shares on such date on a pro rata basis among the requesting holders of Vested Shares and thereafter the Corporation shall continue to redeem such shares (on a pro rata basis) as promptly as practicable after funds are legally available therefor.

          (c) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 4 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 5.  Voting Rights.
                      -------------

          Except as required by Delaware law, the holders of shares of the Series A Preferred Stock shall not be entitled to vote on any matter.

          Section 6.  Liquidation Rights.
                      ------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential distribution with respect to any other class or shares of the Corporation ranking senior with respect to rights upon liquidation or dissolution of the Corporation to the Series A Preferred Stock, the holders of shares of the Series A Preferred Stock shall be entitled to receive out of the remaining net assets of the Corporation, the amount of $20.00 (as appropriately adjusted for stock dividends, reclassifications or splits) for each share of the Series A Preferred Stock, before any distribution shall be made to the

                                       3.

holders of the Common Stock with respect to payments upon dissolution or liquidation of the Corporation. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series A Preferred Stock held by each holder.

          (b) For purposes of this Section 6, a dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or entity or a plan of exchange between the Corporation and any other corporation or entity or (ii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation or entity.

          (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

          Section 7.  Redemption Upon Change of Control.
                      ---------------------------------

          (a) Subject to Section 7(d), in the event of a Change of Control (as defined below) (the date of such occurrence, the "Change of Control Date"), each Vested Share shall, at the option of the holder thereof, either (i) be redeemed by the Corporation at a price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits) or (ii) be converted into Common Stock of the Corporation at the Conversion Ratio (as defined below); provided, however, that shares that are not Vested Shares will not be convertible at the option of the holder thereof and shall be redeemed by the Corporation at a price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits). A "Change of Control" shall have occurred for purposes of this Section 7(a) upon the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of Voting Equity Interests (as defined below) of the Corporation, Brylane, L.P. (the "Partnership") or the Partnership's general partner; provided, that the Permitted Holders do not have the right or
                 --------
ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Representatives or Directors, provided,
                                                                  --------
further, that unless the Compensation Committee of the Partnership shall
-------
otherwise determine prior to the acquisition of

                                       4.

such majority ownership, such acquisition of ownership shall not constitute a Change of Control if an Original Purchaser or an Executive Related Party is the person or a member of a group constituting the person acquiring such ownership;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Representatives or Directors (together with any new members of the Board of Representatives or Directors whose election to such Board or whose nomination for election by the holders of Equity Interests (as defined below) of the Partnership or the Corporation was approved by (a) a Permitted Holder or (b) a vote of at least 66 2/3% of the members of the Board of Representatives or Directors then still in office who were either members of the Board of Representatives or Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Representatives or Directors then in office; (iii) the Partnership or its general partner or the Corporation consolidates with or merges with or into any person or entity or conveys, transfers or leases all or substantially all of its assets to any person or entity, or any corporation or partnership or entity consolidates with or merges into or with the Partnership or its general partner or the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Partnership or its general partner or the Corporation or where (A) the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are changed into or exchanged for (x) Voting Equity Interests of the surviving corporation or entity, or (y) cash, securities and other property (other than Equity Interests of the surviving corporation or entity) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 50% of the total outstanding Voting Equity Interests of the surviving corporation or entity, and (2) the percentage of the outstanding Voting Equity Interests of the surviving corporation or partnership or entity owned, directly or indirectly, by Permitted Holders immediately after such transaction); or (iv) the sale or other disposition by the Partnership, in one transaction or a series of related transactions (but not including a disposition that is part of any sale-and-leaseback or similar financing transactions), of assets aggregating more than thirty percent (30%) of the assets of the Partnership's Chadwick's of Boston business (taken at the values as stated on the books of the Partnership determined in accordance with generally accepted accounting principles consistently applied), or responsible for generating more than thirty percent (30%) of the net sales of the Partnership's Chadwick's of Boston business; provided, that unless otherwise
                                             --------
determined by the Compensation Committee of the Corporation, no transaction described above shall constitute a Change of Control with respect to the shares of Series A Preferred Stock issued to an Original Purchaser (as defined in
Section 8(a)) if, immediately after such transaction, such Original Purchaser or any Executive Related Party (as defined below) shall own Equity Interests of any surviving corporation or entity ("Surviving Entity") having a fair market value as a percentage of the fair market value of the Equity Interests of such Surviving Entity greater than 125% of the fair market value of the Equity Interests of the Partnership and/or

                                       5.

the Corporation owned by such Original Purchaser and any Executive Related Party immediately prior to such transaction, expressed as a percentage of the fair market value of all Equity Interests of the Partnership and/or the Corporation immediately prior to such transaction; provided, further, that for purposes of
                                       --------  -------
this definition, if a transaction agreement requires as a condition precedent approval by the equityholders of the Partnership and/or the Corporation of the transaction or related agreement, a Change of Control shall not be deemed to have taken place unless such approval is secured and the transaction is consummated. Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred as a result of any sale of Equity Interests in a public offering.

          "Equity Interest" in any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interest in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such person.

          "Executive Related Party" shall mean any affiliate or associate of an Original Purchaser other than the Corporation or the Partnership, or an affiliate of the Partnership or the Corporation. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Partnership or the Corporation).

          "Permitted Holders" means (i) The Limited, Inc., a Delaware corporation, and any of its affiliates, (ii) Freeman Spogli & Co., a California general partnership, and any of its affiliates, (iii) WearGuard Corporation, a Delaware corporation, and any of its affiliates, (iv) Chadwicks, Inc., a Massachusetts corporation, and any of its affiliates, (v) Leeway & Co., as nominee for The AT&T Long-Term Investment Trust ("ATT") and the affiliates and permitted assignees of ATT, (vi) NYNEX Master Trust and its affiliates and permitted assignees, (vii) VP Holding Corporation or the Corporation (with respect to the general partner of the Partnership) and (viii) VGP Corporation, VLP Corporation or the Corporation (with respect to the Partnership); provided,
                                                                      --------
that Brylane, L.P. and it subsidiaries shall not be deemed affiliates of The Limited, Inc., Freeman Spogli & Co., WearGuard Corporation, Chadwick's, Inc., Leeway & Co., as nominee for The AT&T Long-Term Investment Trust and NYNEX Master Trust for purposes of this definition.

          "Voting Equity Interests" means Equity Interests of the class or classes pursuant to which the holders thereof have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of limited liability company or other entity the general voting power under ordinary circumstances to elect the board of directors or other governing board of such entity.

                                       6.

          (b) The Corporation shall notify the holders of Series A Preferred Stock in writing of the occurrence of a Change of Control (i) within 15 days after a Change of Control caused by an event described in clauses (i) or (ii) of the definition of Change of Control above or (ii) 15 days prior to Change of Control caused by an event described in clauses (iii) or (iv) of the definition of Change of Control above and the Corporation shall either (i) redeem, subject to subsection (d) below, shares of Series A Preferred Stock at a redemption price equal to $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits) or (ii) convert shares of Series A Preferred Stock into shares of common stock at the Conversion Ratio. Subject to the proviso in the first sentence of Section 7(a), holders of Series A Preferred Stock shall have five days from receipt of such notice to elect to have Vested Shares redeemed or converted. The Corporation shall have no obligations under this
Section 7 to redeem or convert shares of Series A Preferred Stock unless the event causing the Change of Control is consummated. Shares to be redeemed or converted shall be delivered with the holder's election together with any completed transfer documents reasonably required by the Board of Directors of the Corporation.

          (c) All shares of Series A Preferred Stock from and after the Change of Control Date (unless default shall be made by the Corporation in redeeming the shares of the Series A Preferred Stock so delivered), shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the shares of Common Stock issued upon conversion) shall cease and terminate.

          (d) If, on the Change of Control Date, the funds of the Corporation legally available for such redemption shall be insufficient to redeem all outstanding shares of Series A Preferred Stock to be redeemed, funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding shares of Series A Preferred Stock on such date on a pro rata basis among the holders of all outstanding shares of Series A Preferred Stock that have requested redemption or whose shares are required to be redeemed hereunder and thereafter the Corporation shall continue to redeem such shares (on a pro rata basis) as promptly as practicable after funds are available therefor.

          (e) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 7 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 8.  Conversion.  The shares of Series A Preferred Stock shall
                      ----------
have the following conversion rights.

                                       7.

          (a)  Definitions.

             (i) "Vested Shares" with respect to shares of Series A Preferred Stock issued to an Original Purchaser shall mean:

                    12,500 shares of Series A Preferred Stock on and after the first anniversary of the Closing Date; plus 12,500 shares of
                                                           ----
                    Series A Preferred Stock on and after the second anniversary of the Closing Date (for an aggregate of 25,000 Vested Shares); plus 12,500 shares of Series A Preferred Stock on
                             ----
                    the third anniversary of the Closing Date (for an aggregate of 37,500 Vested Shares)(all such share amounts as appropriately adjusted for stock dividends or splits).

                    Shares of Series A Preferred Stock shall not vest if an Original Purchaser is not employed by the Partnership on a vesting date, unless his or her employment (A) has been terminated by the Partnership other than for Cause (in which case all unvested shares will immediately vest), (B) has terminated due to the Original Purchaser's death or Disability or Incapacity (in which case all unvested shares will immediately vest) or (C) has been terminated by the Original Purchaser for Good Reason (in which case all unvested shares will immediately vest). In the event an Original Purchaser is then employed by the Partnership and there is a Change of Control, all shares of Series A Preferred Stock originally issued to such Original Purchaser shall immediately become "Vested Shares" if not already vested.

             (ii) "Unvested Shares" shall mean any shares of Series A Preferred Stock that are not Vested Shares and may not, with the passage of time, become vested.

             (iii) "Cause" shall mean dishonesty, conviction of a felony or gross neglect by an Original Purchaser of his duties (other than as a result of Disability, Incapacity or death), or conflict of interest, which gross neglect or conflict shall continue for 30 days after the Partnership gives written notice to an Original Purchaser requesting the cessation of such gross neglect or conflict.

             (iv) "Disability" shall have the meaning given it in the long-term disability plan previously operated by the Partnership's Chadwick's of Boston business (or any successor plan operated by the

                                       8.

                    Partnership or any of its affiliates, so long as the definition of "Disability" in any such successor plan is not more restrictive). An Original Purchaser's employment shall be deemed to be terminated for Disability on the date on which such Original Purchaser is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

             (v) "Good Reason" shall mean, with respect to any voluntary termination of employment by an Original Purchaser, the following:

                    1) the assignment to such Original Purchaser of any duties materially inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the Partnership (or a subsidiary) on the later of December 9, 1996 or 120 days prior to the date of such termination, or a substantive change in such Original Purchaser's official title, reporting requirements or offices as in effect on the later of December 9, 1996 or 120 days prior to the date of such termination, or any removal of such Original Purchaser from or any failure to reelect him to such positions, except in connection with the termination of such Original Purchaser's employment by the Partnership (or a subsidiary) for Cause or by such Original Purchaser other than for Good Reason; or any other action by the Partnership (or a subsidiary) which results in a diminution of authority, duties or responsibilities for such position, other than an insubstantial and inadvertent action which is remedied by the Partnership or the subsidiary promptly after receipt of notice thereof given by such Original Purchaser; or

                    2) if such Original Purchaser's rate of base salary for any fiscal year is less than 100% of the base salary paid to such Original Purchaser in the completed fiscal year immediately preceding the fiscal year in which such Original Purchaser voluntarily terminates his employment, or if such Original Purchaser's total cash compensation opportunities, including salary and incentive, for any fiscal year are less than 100% of the total cash compensation opportunities made available to such Original Purchaser in the completed fiscal year immediately preceding the fiscal year in which such

                                       9.

                         Original Purchaser voluntarily terminates his employment; or

                    3) any relocation by the Partnership of such Original Purchaser's principal place of employment of more than 50 miles from the place where such Original Purchaser's principal residence was located on the date that such Original Purchaser gives notice of such termination.

                    4) any breach by the Partnership of any term or provision of its Employment Agreement with such Original Purchaser, as such agreement may be amended from time to time.

                         Notwithstanding the foregoing, a voluntary termination
                    by such Original Purchaser of his employment shall not be deemed to be for "Good Reason" unless (A) such termination occurs within 120 days after the occurrence of any event described in clauses 1), 2), 3) or 4) above without such Original Purchaser's express written consent, (B) such Original Purchaser gives notice to the Partnership at least 30 days in advance requesting that the situation described in such clauses be remedied, and (C) the situation remains unremedied upon expiration of such 30-day period.

             (vi) "Incapacity" shall mean a disability (other than Disability within the meaning of that definition) or other impairment of health that renders an Original Purchaser unable to perform his duties to the satisfaction of the Compensation Committee of the Board of Representatives of the Partnership. If by reason of Incapacity such Original Purchaser is unable to perform his duties for at least six months in any consecutive 12-month period, upon written notice by the Company the employment of an Original Purchaser shall be deemed to have terminated by reason of Incapacity.

             (vii) "Original Purchaser" shall mean each of Carol Meyrowitz or Dhananjaya Rao.

          (b) Any Vested Share may, at the option of the holder thereof, be converted into one share of Common Stock of the Corporation (the "Conversion Ratio")(subject to adjustment as set forth below).

          (c) All outstanding Vested Shares shall be converted automatically into Common Stock of the Corporation at the Conversion Ratio at 5:00 p.m. New York City time on

                                      10.

the third anniversary of the Closing Date if the rights granted under Section 4 have not been properly exercised with respect to any such shares.

          (d) Each holder of Vested Shares who desires to convert the same into Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of Vested Shares being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

          (e) The Conversion Ratio is subject to adjustment from time to time upon the occurrence of the events enumerated in this subparagraph (e).

               If the Corporation:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (v) issues by reclassification of its Common Stock any shares of its capital stock;

then, in the case of paragraphs (i), (ii) and (iii) of this subsection (e), the Conversation Ratio in effect immediately prior to such action shall be proportionately adjusted, and in the case of paragraphs (iv) and (v) of this subsection (e), appropriate provision shall be made so that the holder of any Series A Preferred Stock converted after such action may receive the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such action if such Series A Preferred Stock had been converted immediately prior to such action.

                                      11.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by ___________________, its _________________, this
____ day of ____________________________.

                              BRYLANE INC.



                              By:
                                 ----------------------------------------------
                                    Name:
                                    Title:

                                      12.